Exhibit 10.4.5

Form of Performance Share Agreement

Name of Participant:

No. of Shares:	Shares Class A Common Stock

Grant Date:

This Performance Share Agreement (“Agreement”) evidences the grant to the Participant by Chipotle Mexican Grill, Inc. (the “Company”) of the right to receive shares of Class A Common Stock of the Company, $.01 par value per share (“Common Stock”), on the terms and conditions provided for herein pursuant to the Chipotle Mexican Grill, Inc. 2006 Stock Incentive Plan (the “Plan”). Except as specifically set forth herein, this Agreement and the rights granted hereunder are expressly subject to all of the terms, definitions and provisions of the Plan as it may be amended and restated from time to time. Capitalized terms used in this Agreement and not defined herein shall have the meanings attributed to them in the Plan.

Notwithstanding anything in this Agreement to the contrary, this award, and all of the rights and obligations under this Agreement, are expressly conditioned on approval of the Plan, as proposed to be amended and restated, by the shareholders of the Company at the Company’s Annual Meeting of Shareholders on May 21, 2008, or at any adjournment thereof. In the event the Plan is not so approved at such annual meeting, all of the rights and obligations under this Agreement will be immediately cancelled and neither the Performance Shares nor this Agreement shall be of any force or effect.

1. Grant of Performance Shares. Subject to the terms and provisions of this Agreement and the Plan, the Company hereby grants to Participant the right to be issued up to the total number of shares of Common Stock set forth above (the “Performance Shares”), subject to the following conditions:

(a) Certification by the Committee of achievement of the Performance Terms set forth on Appendix A;

(b) Participant being continuously employed (subject to the provisions of Section 2) with the Company from the Grant Date through the date of the Committee’s certification of the achievement of the Performance Terms;

(c) The occurrence of the Threshold Date set forth on Appendix A; and

(d) The satisfaction or occurrence of any additional conditions to vesting set forth on Appendix A.

The date on which all of the conditions set forth above are satisfied is the “Vesting Date,” and the Company will issue the Performance Shares to the Participant as soon as practicable following the Vesting Date, but in any event within 60 days of the Vesting Date. Notwithstanding the foregoing, if the Vesting Date has not been achieved prior to the Expiration Date set forth in Appendix A, this award will be forfeited and cancelled automatically as of such Expiration Date, and no Performance Shares will be issued hereunder.

This Agreement represents the Company’s unfunded and unsecured promise to issue the Performance Shares at a future date, subject to the terms of this Agreement and the Plan. Participant has no rights under this Agreement other than the rights of a general unsecured creditor of the Company.

Subject to the satisfaction of any tax withholding obligations described in Section 5 below, you may elect to defer the receipt of any of the Performance Shares by submitting to the Company a deferral election in the form provided to you by the Company. In the event you intend to defer the receipt of Performance Shares, you must submit to the Company a completed deferral election form no later than the Final Election Date (as defined below). By submitting such deferral election, you represent that you understand the effect of any such deferral under relevant federal, state and local tax and social security laws, including, but not limited to, the fact that social security contributions may be due upon the Vesting Date notwithstanding your deferral election. Any deferral election may be amended or terminated prior to the Final Election Date. A deferral election shall become irrevocable on the Final Election Date and any deferral election or revision of a deferral election submitted after the Final Election Date shall be void and of no force or effect. The “Final Election Date” shall be the later to occur of the following: (i) 30 days following the Grant Date, and (ii) the last business day occurring on or before the date that is six months prior to the date on which the Performance Terms are satisfied, provided that in no circumstances will the Final Election Date be later than the date Participant ceases to provide services to the Company.

2. Termination of Employment. Subject to the provisions that follow in this Section 2 and Section 3, if at any time prior to the Vesting Date the Participant’s service with the Company terminates, then notwithstanding any contrary provision of this Agreement, this award will be forfeited and cancelled automatically as of the date of such termination, and no Performance Shares will be issued hereunder.

Notwithstanding the foregoing or any contrary provision in the Plan, if the Participant’s employment terminates prior to the Vesting Date as a result of Participant’s death, or the Committee determines that such termination is in connection with the Participant’s Retirement (as defined below), or is as a result of the Participant’s becoming a Franchisee (as defined below) or the Participant’s medically diagnosed permanent physical or mental inability to perform his or her job duties, then the award evidenced by this Agreement will continue in force following the date of such termination, and, subject to any then effective deferral election, as soon as practicable following occurrence of what would otherwise be the Vesting Date but for the termination of Participant’s service with the Company (such date, the “Payout Date”), but in any event within 60 days of the Payout Date, a pro-rata portion of the Performance Shares will be issued to the Participant (or if applicable his or her estate, heirs or beneficiaries) reflecting the period of Participant’s continued service to the Company from and after the Grant Date through the date of termination of Participant’s service. The Committee will determine the pro-rata portion of the Performance Shares to be paid out under the following formula: Total number of Performance Shares multiplied by (Number of days of service following Grant Date divided by number of days between Grant Date and Payout Date).

For purposes of this Section 2, “Retirement” means that a Participant having a combined Age and Years of Service (as those terms are defined below) of at least 70 (a) has given the Chief Executive Officer of the Company or his or her designee at least six months prior written notice of such Participant’s retirement; (b) has agreed for a period of two years after such retirement not to engage in any “competitive activity” with the Company (as determined from time to time by the Committee); and (c) voluntarily terminates from service with the Company. The term “Age” of a Participant means (as of a particular date of determination), the Participant’s age on that date in whole years and any fractions thereof, and the term “Years of Service” means the number of years and fractions thereof during the period beginning on a Participant’s most recent commencement of employment with the Company or a subsidiary or parent of the Company and ending on the date of such Participant’s termination of service with the Company.

For purposes of this Section 2, a Participant’s becoming a “Franchisee” means the Participant becoming a franchisee of the Company (or of a subsidiary of the Company whose financial results are consolidated with those of the Company), provided such Participant has agreed for a period of two years after such acquisition of a franchise not to engage in any “competitive activity” with the Company (as determined from time to time by the Committee).

3. Change in Control.

(a) In the event of a Change in Control that does not also constitute a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” under Treas. Reg. § 1.409A-3(i)(5), then (i) the Performance Shares shall remain outstanding, (ii) the Performance Shares shall continue to be subject to the terms of this Agreement, and (iii) the provisions of the second paragraph of Section 7 of the Plan shall not apply to such Performance Shares.

(b) In the event of a Change in Control that is also a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” under Treas. Reg. § 1.409A-3(i)(5), then (i) the Performance Shares (or any Replacement Award, as defined below) shall remain outstanding, (ii) the Performance Shares shall continue to be subject to the terms of this Agreement, (iii) the provisions of the second paragraph of Section 7 of the Plan shall apply to such Performance Shares, and (iv) such Performance Shares shall be paid out within 60 days of the earlier of (A) the date the Performance Shares would otherwise be paid out hereunder and (B) the date of the Participant’s Qualifying Termination. This paragraph shall not apply if paragraph (c) below is applicable.

(c) In the event of a Change in Control that is also a “change in the ownership of a corporation” under Treas. Reg. § 1.409A-3(i)(5)(v) or a “change in the ownership of a substantial portion of a corporation’s assets” under Treas. Reg. § 1.409A-3(i)(5)(vii) (a “Special CIC”), the Performance Shares subject to this Agreement shall immediately vest and the Participant shall receive, within 10 days of such Special CIC, the consideration (including all stock, other securities or assets, including cash) payable in respect of the Performance Shares as if they were vested, issued and outstanding at the time of such Special CIC; provided, however, that with respect to Performance Shares that are otherwise subject to a “substantial risk of forfeiture” under Treas. Reg. § 1-409A-1(d) and to the extent permitted by Treas. Reg. § 1.409-3, the Committee may arrange for the substitution for the Performance Shares with the grant of a replacement award (the “Replacement Award”) to Participant of shares of restricted stock of the surviving or successor entity (or the ultimate parent thereof) in such Change in Control, but only if all of the following criteria are met:

(i) Such Replacement Award shall consist of securities listed for trading following such Change in Control on a national securities exchange;

(ii) Such Replacement Award shall have a value as of the date of such Change in Control equal to the value of the Performance Shares, calculated as if the Performance Shares were exchanged for the consideration (including all stock, other securities or assets, including cash) payable for shares of Common Stock in such Change in Control transaction;

(iii) Such Replacement Award shall become vested and the securities underlying the Replacement Award shall be issued to the Participant on the date that is one year prior to the Expiration Date, or if such Change in Control occurs following that date shall become vested and shall be issued on the Expiration Date, in either case subject to Participant’s continued employment with the surviving or successor entity (or a direct or indirect subsidiary thereof) through such date, provided, however, that such Replacement Award will vest immediately upon and the securities underlying the Replacement Award shall be issued within 60 days after the date that (i) the Participant’s employment is terminated by the surviving or successor entity Without Cause, (ii) the Participant’s employment is terminated for Good Reason, (iii) the Participant’s death or (iv) the Participant’s medically diagnosed permanent physical or mental inability to perform his or her job duties; and

(iv) Notwithstanding Section 3(c), such Replacement Award shall vest immediately prior to and the securities underlying the Replacement Award shall be issued to the Participant upon (A) any transaction with respect to the surviving or successor entity (or parent or subsidiary company thereof) of substantially similar character to a Change in Control, or (B) the securities constituting such Replacement Award ceasing to be listed on a national securities exchange.

Upon such substitution the Performance Shares shall terminate and be of no further force and effect.

4. Rights as Shareholder. Participant shall not have any of the rights of a shareholder with respect to the Performance Shares except to the extent that such Performance Shares are issued to Participant in accordance with the terms and conditions of this Agreement and the Plan.

5. No Right to Continued Employment. Nothing contained in this Agreement shall be deemed to grant Participant any right to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation, nor shall this Agreement be construed as giving Participant, Participant’s beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

6. Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to the Performance Shares, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee in its sole discretion, the minimum required withholding obligations may be settled with a portion of the Performance Shares. The obligations of the Company under the Plan and this Agreement shall be conditional on such payment, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

7. No Fractional Shares. If any terms of this Agreement call for payment of a fractional Performance Share, the number of Performance Shares issuable hereunder will be rounded down to the nearest whole number.

8. Non-Transferability of Award. The Performance Shares shall not be assignable or transferable by the Participant prior to their vesting and issuance in accordance with Sections 1 or 2, except by will or by the laws of descent and distribution. In addition, no Performance Shares shall be subject to attachment, execution or other similar process prior to vesting.

9. Applicability of the Plan. Except as specifically set forth herein, the Performance Shares are subject to all provisions of the Plan and all determinations of the Committee made in accordance with the terms of the Plan. By executing this Agreement, the Participant expressly acknowledges (i) receipt of the Plan and any current Plan prospectus and (ii) the applicability of the provisions of the Plan to the Performance Shares.

10. Additional Conditions to Issuance of Performance Shares. Notwithstanding the occurrence of the Vesting Date or Payout Date, the Company shall not be required to issue any Performance Shares hereunder so long as the Company reasonably anticipates that such issuance will violate federal or state securities law or other applicable law; provided however, that in such event the Company shall issue such Performance Shares at the earliest possible date at which the Company reasonably anticipates that the issuance of the shares will not cause such violation.

11. Modification; Waiver. Except as provided in the Plan or this Agreement, no provision of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing and signed by the Participant and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged, provided that any change that is advantageous to Participant may be made by the Committee without Participant’s consent or written signature or acknowledgement. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Participant acknowledges and agrees that the Committee has the right to amend this Agreement in whole or in part from time-to-time if the Committee believes, in its sole and absolute discretion, such amendment is required or appropriate in order to conform the award evidenced hereby to, or otherwise satisfy any legal requirement (including without limitation the provisions of Section 409A of the Code). Such amendments may be made retroactively or prospectively and without the approval or consent of the Participant to the extent permitted by applicable law, provided that the Committee shall not have any such authority to the extent that the grant or exercise of such authority would cause any tax to become due under Section 409A of the Code.

12. Notices. Except as the Committee may otherwise prescribe or allow in connection with communications procedures developed in coordination with any third party administrator engaged by the Company, all notices, including notices of exercise, requests, demands or other communications required or permitted with respect to the Plan, shall be in writing addressed or delivered to the parties. Such communications shall be deemed to have been duly given to any party when delivered by hand, by messenger, by a nationally recognized overnight delivery company, by facsimile, or by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:

If to the Participant:

to the Participant’s most recent address on the records of the Company

If to the Company:

Chipotle Mexican Grill, Inc.

1543 Wazee

Denver, CO 80202

Attn: Human Resources Executive Director

Facsimile: 303-222-2500

(or to such other address as the party in question shall from time to time designate by written notice to the other parties).

13. Governing Law. Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or other substantive provisions of federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

CHIPOTLE MEXICAN GRILL, INC.

By:	Darlene Friedman
Chair, Compensation Committee of the Board of Directors

[NAME OF PARTICIPANT]